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                                                                    EXHIBIT 24.2

                         INDEPENDENT AUDITORS' CONSENT





The Board of Directors
FirstMiss Gold Inc.

We consent to the use of our reports dated August 4, 1994, on the consolidated financial statements and financial statement schedules of FirstMiss Gold Inc. and subsidiary as of June 30, 1994 and 1993 and for each of the years in the three-year period ended June 30, 1994, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.



                                        /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP



Jackson, Mississippi
February 14, 1995